PRESS RELEASE

Greenfield Online Acquires Rapidata.net for Cash

Latest Acquisition Creates One Stop Shop Internet Panel for
Health Care, One of the Largest Segments of the Marketing Research Industry

WILTON, CONNECTICUT, January 26, 2005 — Greenfield Online, Inc (Nasdaq: SRVY), a leading provider of Internet survey solutions to marketing research and consulting companies, today announced it has completed the acquisition of Rapidata.net, Inc. (“Rapidata”), a privately-held North Carolina corporation, for $5.5 million in cash, subject to certain post closing adjustments. Simultaneously with the closing, Rapidata’s two executive officers (who together owned a majority of Rapidata stock) each purchased 16,225 shares of Greenfield Online common stock for $18.49 per share in a private placement. With the acquisition of Rapidata, Greenfield Online becomes one of the only survey solutions providers with deep online panel ownership across a broad range of health care provider specialties as well as patient responders who have been profiled for various diseases and ailments .

Rapidata’s panel includes practicing physicians across all major specialties, hospital, retail and managed care pharmacists and formulary decision makers, nurses and nurse practitioners, as well as dentists. In addition to providing direct feedback and aggregated data from their patient profiles, pharmacist panel members are able to interview patients at the point of purchase or to recruit patients for future surveys. With these additional capabilities, combined with Greenfield Online’s existing relationship with WebMD, Greenfield Online has substantially increased its health care survey research capabilities.

Dean Wiltse, Greenfield Online’s president and chief executive officer, stated, “Health care is one of the largest segments of the marketing research industry and represented approximately $4 million of our revenue in 2004. Our acquisition of Rapidata met all of our criteria as the business is immediately accretive and it expands Greenfield Online’s capabilities in this significant target market. This acquisition enables Greenfield Online to become the one stop shop for health care marketing researchers with an expanded health care practitioner panel as well as a very targeted and difficult to reach patient population. We expect these added capabilities will help us accelerate the growth of our health care business segment.”

Rapidata, based in Durham, North Carolina and founded in 1989, enables pharmaceutical market researchers to access health care providers and their patients for marketing research purposes. Rapidata maintains an online panel of approximately 15,000 health care providers that have opted-in to participate in marketing research surveys. Although the majority of the panel is U.S.-based, it includes a small and growable panel of physicians and pharmacists in Europe as well.

“We are excited to be joining forces with Greenfield Online, one of the fastest growing companies in our sector and a leader in providing Internet survey solutions,” said Ben Feldman, Rapidata’s Chief Executive Officer. “Greenfield Online has the financial resources, global reach and advanced technologies needed to successfully expand the core business we have established. The synergies between the Greenfield Online and Rapidata health care practices are compelling and will allow us to provide access to a broad spectrum of health care providers and their patients.”

Rapidata revenue for 2004 was approximately $2.1 million, with operating income of $0.6 million. During 2004, Rapidata completed more than 150 survey projects for approximately 35 clients. Ben Feldman, Rapidata’s chief executive officer and Jay Mebane, Rapidata’s president, will become vice presidents of Greenfield Online.

Conference call and webcast access information

The Company has scheduled a conference call to discuss this acquisition for 10:00 AM ET this morning, Wednesday, January 26, 2005. Dean A. Wiltse, CEO, will host the teleconference. Formal remarks will be followed by a question and answer session.

The dial-in number for the live conference call beginning at 10:00 AM ET is 913-981-4903. Please call in at 9:50 AM ET to avoid delays. A live web cast of the conference call will be available on Greenfield Online’s website at http://www.greenfield.com through the “Investor Overview” link.

A replay of the call will be available from 12:00 PM ET on Wednesday, January 26 through midnight ET on Wednesday, February 9 by telephone at 719-457-0820. The password for the replay is 9346882. The webcast of the conference call will be available for 30 days following the call at http://www.greenfield.com, through the “Investor Overview” link.

About Greenfield Online

Greenfield Online, headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The company has built and actively manages the Greenfield Online panel, a 100% double opt-in Internet-based panel of over 3.4 million individuals residing in households containing an estimated 8.8 million people. This proprietary panel allows Greenfield to supply its clients with diverse, demographically representative survey research data. For more information visit http://www.Greenfield.com.

Company Contact:
Cynthia Brockhoff
Vice President – Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com

PR Agency Contact:
Martha Griffin
Austin Lawrence Group
Ph: (203)-391-3025
mg@austinlawrence.com

Safe Harbor Statement
Certain statements in this press release as well as oral statements made from time to time by management, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, benefits to be derived from our acquisition of the Rapidata business, including integration of panel and personnel associated with the Rapidata, predictions and guidance relating to the Company’s future financial performance and market share expansion, sales bookings, bid volume, backlog, and Internet penetration of the global market research industry. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of these terms or other comparable terminology. The forward-looking statements contained herein are based on the Company’s current expectations but they involve a number of risks and, uncertainties and do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed by the Company after the date of this release. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks related to: our ability to successfully integrate the Rapidata business with our own, including retaining key employees and panel members, to derive the expected benefits of the acquisition of Rapidata, and to maintain the size and demographic composition of the Greenfield Online panel; our panelists’ responsiveness to our surveys; our reliance of our largest customers; our ability to compete with marketing research firms and other potential competitors; our ability to manage our growth and international expansion; our online business model; demand for our products and services; the strength of our brand; and other risks detailed in our filings with the Securities and Exchange Commission available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.